EXHIBIT 23.2
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in Registration Statement No. 333-228548 on Form S-3 and Registration Nos. 333- 234140, 333-105010 and 333-195796 on Form S-8 of our report dated March 1, 2021, relating to the 2020 financial statements of SJW Group and the effectiveness of SJW Group's internal control over financial reporting appearing in this Annual Report on Form 10-K for the year ended December 31, 2020.

/s/ Deloitte & Touche LLP
March 1, 2021